Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 7, 2025, on our audits of the financial statements of Hong Yuan Holding Group (the “Company”) as of and for the year ended December 31, 2025, which report was included in the Annual Report on Form 10-K of the Company filed May 8, 20254.

Aloba, Awomolo& Partners – PCAOB ID #7275

Ibadan, Nigeria
May 7, 2026